SECOND AMENDMENT TO BACK OFFICE AGREEMENT

This Second Amendment to **Back Office / Service Provider Agreement dated 1st April 2016** (**"Second Amendment"**) is made effective as of the 1st August 2019 between **Golden Matrix Group Inc.** (GMGI) of Suite D, 3651 Lindell Road, Las Vegas, NV, 89103 USA and **Articulate Pty Ltd.** (Client) of Suite 302, 2 Grosvenor Street Bondi Junction NSW 2022 Australia ("the Parties")

RECITALS:

A. The Parties entered into a "**Back Office / Service Provider Agreement**", dated 1st April 2016 (the "**Back Office Agreement**").

B. In Terms of the **Back Office Agreement** Articulate provides Services of '*accounting, customer support, technology, programming and design services*'

C. The Parties entered into an addendum to "**Back Office / Service Provider Agreement**", dated 1st December 2017 (the "**Addendum to Back Office Agreement**").

D. The Parties entered into an "**Amendment to Back Office Agreement**", dated 1st December 2018.

E. Currently GMGI makes a partial contribution as per below

a.	Utilities	\$1,000
b.	Telephone	\$500
c.	Rental	\$3,500
d.	Internet	\$200
e.	Staff Amenities	\$300

F. The Parties have conducted discussions with regard to GMGI's contribution. Based on the increased utilisation of office space, increased use of utilities, and accounting resources, the Parties have agreed to increase the rental contribution by \$1,500 as well as add accounting contribution of \$4,000. The new contribution is as per below

a.	Utilities	\$1,000
b.	Telephone	\$500
c.	Rental	\$5,000
d.	Internet	\$200
e.	Staff Amenities	\$300
f.	Accounting Fee	\$4,000

G. The Parties wish to make the second amendment to the "**Back Office and Addendum to Back Office agreement" as per above.**

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein it is agreed to adopt changes as per above:

Golden Matrix Group Inc.

By: ____________________

Chief Financial Officer: Weiting Feng

Articulate Pty Ltd

By: ____________________

Director: Anthony B Goodman